EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-94401 and Form S-8 No. 333-43070) pertaining to the NetSolve, Incorporated 1988 Stock Option Plan and the NetSolve, Incorporated Long-term Incentive Compensation Plan of our report dated April 15, 2004, with respect to the consolidated financial statements of NetSolve, Incorporated included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

Ernst & Young LLP

Austin, Texas

June 9, 2004